UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 4, 2022

SALEM MEDIA GROUP, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-26497	77-0121400
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6400 NORTH BELT LINE ROAD, IRVING, TEXAS	75063
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (805) 987-0400

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.01 par value per share	SALM	The NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.07	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

Salem Media Group, Inc. (the “Company”) held its 2022 Annual Meeting of Stockholders on May 4, 2022. The final results of the voting for each matter submitted to a vote of stockholders at the meeting are as follows:

Proposal # 1 – Election of Directors:

Each of the nominees for directors were elected to serve a one (1) year term expiring at the Company’s 2023 Annual Meeting of Stockholders or until his or her successor is elected and qualified.

Name	Class A Votes For	Class B Votes For*	Total Votes For	Votes Against	Abstain	Broker Non-Votes
Mr. Edward G. Atsinger III	11,657,946	55,536,960	67,194,906	167,350	11,664	6,280,415
Mr. Richard A. Riddle	11,013,141	N/A	11,013,141	797,594	26,225	6,280,415
Mr. Eric H. Halvorson	11,018,451	N/A	11,018,451	792,636	25,873	6,280,415
Ms. Heather W. Grizzle	11,077,405	55,536,960	66,614,365	734,824	24,731	6,280,415
Mr. Stuart W. Epperson, Jr.	11,643,898	55,536,960	67,180,858	163,646	29,416	6,280,415
Mr. Edward C. Atsinger	11,654,252	55,536,960	67,191,212	166,991	15,717	6,280,415
Ms. Jacki L. Pick	11,747,290	55,536,960	67,284,250	64,032	25,638	6,280,415

*

Each share of Class B common stock is entitled to ten (10) votes per share. The numbers reflected in the table above represent the total voting power of the Class B shares (i.e. each share entitled to ten (10) votes).

Mr. Richard A. Riddle and Mr. Eric H. Halvorson were nominated by the Board of Directors as ‘independent directors’ for whom the holders of Class A common stock are entitled to vote as a class, exclusive of the holders of Class B common stock.

Each of the other nominees were elected by the holders of Class A and Class B common stock voting as a single class, with each share of Class A common stock entitled to one (1) vote per share and each share of Class B common stock entitled to ten (10) votes per share.

Proposal # 2 – Proposal to ratify the appointment of Moss Adams LLP as the Company’s independent registered public accounting firm:

The proposal to ratify the appointment of Moss Adams LLP as the Company’s independent registered public account firm was approved.

For:	73,430,098	*
Against:	177,731
Abstain:	46,506
Broker Non-Votes:	0

*

Each share of Class B common stock is entitled to ten (10) votes per share. The numbers reflected in the “For” column of the table above represent the total voting power of the Class B shares (i.e. each share entitled to ten (10) votes). No Class B shares were voted against the proposal or abstained from the vote.

Proposal # 3 – Proposal of an advisory (non-binding) vote on a resolution approving executive compensation as disclosed pursuant to Item 402 of Regulation S-K:

The proposal of an advisory (non-binding) vote on a resolution approving executive compensation as disclosed pursuant to Item 402 of Regulation S-K was approved.

For:	66,538,246	*
Against:	802,150
Abstain:	33,524
Broker Non-Votes:	6,280,415

*

Each share of Class B common stock is entitled to ten (10) votes per share. The numbers reflected in the “For” column of the table above represent the total voting power of the Class B shares (i.e. each share entitled to ten (10) votes). No Class B shares were voted against the proposal or abstained from the vote.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SALEM MEDIA GROUP, INC.

Date: May 9, 2022	By:	/s/ Evan D. Masyr
Evan D. Masyr
Executive Vice President & Chief Financial Officer